Exhibit 99.1

CLS HOLDINGS USA, INC ISSUES YEAR END REVIEW LETTER

Las Vegas, NV -- (Globe Newswire) – December 31, 2018: CLS Holdings USA, Inc. (OTCQB: CLSH) “CLS,” a diversified cannabis company operating as Cannabis Life Sciences and an integrated cannabis producer and retailer in Nevada through its Oasis Cannabis subsidiaries, today announced the following shareholder letter from its Chairman and CEO, Jeff Binder.

To the shareholders and partners of CLS holdings USA, Inc.

It is my pleasure as chairman and CEO to comment on our accomplishments of 2018 and to give you an update on how we see 2019 unfolding.

Let me begin by saying it has been an honor and a privilege to lead this young rapidly growing Cannabis Company. As we end 2018, I would be remiss to not comment on recent macro market developments.

The last quarter of 2018 has seen increased volatility and downward pressure across all market indices. CLS has certainly been affected, as have many of our peers in the cannabis space. While I do not have a crystal ball to foresee what the near-term holds, I remain optimistic that the industry is here to stay and we look forward to executing on our plan to become a multi state operator (MSO).

This year marked the initiation of CLS becoming a revenue producing company.  Our recently announced planned entry into the Massachusetts market should transform us from a single state operator to a MSO.

We have been busy working to increase shareholder value as evidenced by the following 2018 accomplishments:

-completion of the purchase of the Oasis Cannabis Dispensary in Las Vegas

-successful completion of multiple capital infusions

-rapid growth of our City Trees brand

-commenced build out of our proprietary conversion and extraction facility

-successful completion of the prospectus for our anticipated CSE listing

-entered into two letters of intent in Massachusetts

-filing and issuance of patents for our extraction IP in the US, EU and Canada

-ended the year with USD $15 million cash in treasury.

Looking forward to 2019, we see what should be a breakout year in terms of revenue, profitability and becoming an MSO.

We are excited by the prospects of completing our proprietary processing facility in North Las Vegas with a scheduled opening in the second quarter of 2019. This is expected to serve as a showcase for other potential licensing partners along with servicing the needs of our branded line of City Trees. This is a potential game changer for CLS. We believe that we can bring a superior product to market with yields that exceed current options and at a price that is lower than our competition.

Although we are disappointed that we were not awarded additional licenses in Nevada, we submitted an application that we believed was worthy of at least one additional dispensary license. We continue to monitor this situation and are concerned that three companies were awarded 40% of the new licenses. This does not diminish in any way our enthusiasm for the Nevada cannabis market and we will continue to look for accretive acquisitions and partnerships.

We are excited to announce our planned storewide improvement to our already successful Oasis Cannabis dispensary located right off the famous Las Vegas strip. This will include an updated store layout, new product offerings and new signage to provide a better overall customer experience.

We are appreciative of our repeat customers and look forward to growing what is already a robust retail operation. In spite of an increasingly competitive landscape in the Las Vegas marketplace, we have seen rapid growth of our City Trees brand and of our customer base in the dispensary. We anticipate that the improvements will be completed by the beginning of Q2, 2019. We plan to throw a relaunch party after completion.

Finally with the soon to be completed NEON highway project, traffic flow to and from the dispensary is expected to improve dramatically allowing for easier access.

The Massachusetts Market:

As previously reported we've entered into two agreements that, upon completion, should be transformational for CLS in 2019.

Brockton Massachusetts offers us the opportunity to be a vertically integrated operator in what we view to be the most compelling US cannabis market in 2019. As previously announced, we loaned In Good Health USD $5 million for the completion of the build out of the retail operation and cultivation expansion. This 50,000 square-foot operation has been operated successfully since 2015 and we are thrilled that the management team plans to join CLS.

In Good Health has provided the Massachusetts marketplace with unparalleled service and product offering. The company currently services 18,000+ medical patients and operates a robust delivery platform that services 2000+ patients a month. It is anticipated that the company will have all of their adult use licenses in place as early as March but no later than June 1, 2019. The location of the Brockton operation and the infrastructure in place is expected to generate annual profitable revenue of USD $60 million.

The second agreement into which we have entered is for an 80/20 joint venture to build out an 86,000 ft.² cultivation center in Leicester, Massachusetts. We anticipate completion in the fourth quarter of 2019. The JV is expected to have flower capacity of up to 28,000 lbs. annually and to be able to process 12,000 lbs. per year of flower and trim utilizing our patented proprietary process.

We have also begun to explore two additional retail licenses in jurisdictions that have been approved for both recreational and medicinal use in Massachusetts.

In 2019, we will highly prioritize entering into licensing agreements with major hemp and cannabis cultivators in Canada that would find our patented proprietary conversion and extraction method compelling.

Needless to say we are excited by the prospects of 2019 not only for CLS but the industry as a whole. We are cautiously optimistic that given the outcome of the recent midterm elections and the many candidates that ran on a pro-cannabis platform, we will see favorable legislation that will make cannabis assets more valuable and a greater part of the mainstream.

In my many years of business I cannot remember an industry in its early stages that is poised for exponential growth in the United States as cannabis is today.

I am thankful for the trust that our shareholders and partners have shown in our company and I look forward to sharing the results of our efforts throughout the year.

Happy New Year

Jeff

About Oasis Cannabis (http://oasiscannabis.com)

Oasis Cannabis has operated a cannabis dispensary in the Las Vegas market since dispensaries first opened in Nevada in 2015 and has been recognized as one of the top marijuana retailers in the state. Its location within walking distance to the Las Vegas Strip and Downtown Las Vegas in combination with its delivery service to residents allows it to efficiently serve both locals and tourists in the Las Vegas area. In August 2017, the company commenced wholesale offerings of cannabis in Nevada with the launch of its City Trees brand of cannabis concentrates and cannabis-infused products.

About CLS Holdings USA, Inc.

CLS Holdings USA, Inc. (CLSH) is a diversified cannabis company that acts as an integrated cannabis producer and retailer through its Oasis Cannabis subsidiaries in Nevada, and plans to expand to other states.

CLS stands for "Cannabis Life Sciences," in recognition of the Company's patented proprietary method of extracting various cannabinoids from the marijuana plant and converting them into products with a higher level of quality and consistency. The Company's business model includes licensing operations, processing operations, processing facilities, sale of products, brand creation and consulting services.

For additional information, please visit: http://www.clsholdingsinc.com.

Twitter: @CLSHusa

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to whether and when certain transactions will be completed, including the proposed In Good Health acquisition and CannAssist joint venture, the timing of the completion of CLS’ processing facility and improvements of the Oasis dispensary and their impact on CLS, the anticipated build out timing, production, performance and pricing related to the Leicester facility, the ability of CLS to acquired additional retail licenses and companies, and the timing for anticipated license approvals. In some cases, you can identify forward-looking statements by terminology such as "may," "might," "will," "should," "intends," "expects," "plans," "goals," "projects," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. We cannot guarantee future results, levels of activity or performance and we cannot guaranty that the proposed transactions described in this press release will occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered together with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. See CLS Holdings USA filing with the SEC for additional details.

Contact Information

Corporate:

Chairman and CEO

Jeff Binder

jeff@clsholdingsinc.com

888-438-9132

Investors:

Hayden IR

CLSH@haydenir.com

917-658-7878